Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Ryan Saadi and Kirti Desai (each of such persons and their substitutes being referred to herein as an “Attorney-in-Fact” and such persons collectively, the “Attorneys-in-Fact”) the undersigned’s true and lawful attorney-in-fact, with full power to act for the undersigned and in the undersigned’s name, place, and stead, in any and all capacities, to:

(1)            prepare, execute, and submit to the Securities and Exchange Commission (the “SEC”) (A) a Form ID (including any amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required or considered by the Attorney-in-Fact to be advisable under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC, including Rule 144 under the Securities Act of 1933, as amended (“Rule 144”) and (B) any and all reports (including any amendments thereto) the undersigned is required to file with the SEC, or that the Attorney-in-Fact considers advisable to file with the SEC, under Section 13 or Section 16 of the Exchange Act, including Forms 3, 4, and 5, Rule 144, including Form 144, or any other rule or regulation of the SEC with respect to any security of Tevogen Bio Holdings Inc. (the “Company”);

(2)            do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such reports and timely file such reports with the SEC and any stock exchange or similar authority; and

(3)            take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such Attorney-in-Fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such Attorney-in-Fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such Attorney-in-Fact may approve in such Attorney-in-Fact’s discretion.

The undersigned hereby grants to each such Attorney-in-Fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such Attorneys-in-Fact, or such Attorney-in-Fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing Attorneys-in-Fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 13 or Section 16 of the Exchange Act or Rule 144.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file any of the aforementioned forms, schedules, or reports with respect to the undersigned’s holdings of or transactions in securities of the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing Attorneys-in-Fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 30th day of January, 2024.

/s/ Neal Flomenberg
Neal Flomenberg